UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 31, 2024

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 East Erie Street, Suite 400         Milwaukee, Wisconsin 53202

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262) 638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on October 31, 2024. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Proposal No. 1 – Election of Directors.

The shareholders of the Company elected each of the Director nominees proposed by the Company’s Board of Directors. Ms. Janet P. Giesselman and Mr. David W. Johnson were elected to serve until the 2027 Annual Meeting of Shareholders or until their successor is duly elected and qualified. The following is a breakdown of the voting results:

	Votes For	Percent(1)	Votes Withheld	Percent(1)	Broker Non-Votes
Janet P. Giesselman	10,735,081	97.89%	231,330	2.11%	1,119,856
David W. Johnson	9,470,900	86.36%	1,495,511	13.64%	1,119,856

Proposal No. 2 – Advisory Vote on the Compensation of the Company’s Named Executive Officers.

In an advisory vote, the shareholders of the Company approved the compensation of the Company’s Named Executive Officers. The Company includes such an advisory vote on the Company’s Named Executive Officer compensation in its proxy materials every year, and intends to continue to provide such an advisory vote on an annual basis until the next required non-binding advisory vote on the frequency of such votes on executive compensation. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,506,436	96,055	363,920	1,119,856

Proposal No. 3 – Approval of the Twin Disc, Incorporated Amended and Restated Omnibus Incentive Plan.

The shareholders of the Company approved the Twin Disc, Incorporated Amended and Restated Omnibus Incentive Plan. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,747,488	2,213,944	4,980	1,119,856

Proposal No. 4 – Appointment of RSM US LLP as Independent Registered Public Accounting Firm.

The shareholders of the Company ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. Because brokers holding shares are permitted to vote on this proposal without specific instruction from the beneficial owners of such shares, there are no “broker non-votes” for this proposal. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions
12,008,523	68,585	9,160

(1)         Percentages shown for election of Directors (Proposal No. 1) are based on totals of votes cast for and votes withheld from each indicated Director. Broker non-votes were not considered as part of the totals on which percentages were based.

Item 8.01         Other Events.

On October 31, 2024, each of the non-employee Directors of the Company who continued to serve on the Board of Directors after the Company’s Annual Meeting of Shareholders received 6,747 shares of Restricted Stock under the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan (the “Omnibus Plan”), representing approximately 55% of their annual Board retainer (exclusive of Committee chair fees). A copy of the Omnibus Plan was included as Appendix A of the Proxy Statement for the Annual Meeting of Shareholders held on October 31, 2024 (File No. 001-07635). In conjunction with the issuance of Restricted Stock under the Omnibus Plan, the Company entered into a Restricted Stock Agreement with each of its non-employee Directors covering awards of restricted stock under the Plan. A form of the Restricted Stock Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of Twin Disc, Incorporated Non-Employee Director Restricted Stock Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	Twin Disc, Incorporated

/s/Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary